(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Partners, Inc.

We consent to the use of our reports dated February 25, 2013, incorporated herein by reference, for ING American Century Small-Mid Cap Value Portfolio, ING Baron Growth Portfolio, ING Columbia Contrarian Core Portfolio (formerly ING Davis New York Venture Portfolio), ING Columbia Small Cap Value II Portfolio, ING Global Bond Portfolio, ING Invesco Comstock Portfolio (formerly, ING Invesco Van Kampen Comstock Portfolio), ING Invesco Equity and Income Portfolio (formerly, ING Invesco Van Kampen Equity and Income Portfolio), ING JPMorgan Mid Cap Value Portfolio, ING Oppenheimer Global Portfolio, ING PIMCO Total Return Portfolio, ING Pioneer High Yield Portfolio, ING T. Rowe Price Diversified Mid Cap Growth Portfolio, ING T. Rowe Price Growth Equity Portfolio, ING Templeton Foreign Equity Portfolio, ING Index Solution Income Portfolio, ING Index Solution 2015 Portfolio, ING Index Solution 2020 Portfolio, ING Index Solution 2025 Portfolio, ING Index Solution 2030 Portfolio, ING Index Solution 2035 Portfolio, ING Index Solution 2040 Portfolio, ING Index Solution 2045 Portfolio, ING Index Solution 2050 Portfolio, ING Index Solution 2055 Portfolio, ING Solution Balanced Portfolio (formerly, ING Solution Growth Portfolio), ING Solution Conservative Portfolio, ING Solution Income Portfolio, ING Solution Moderately Aggressive Portfolio (formerly, ING Solution Aggressive Growth Portfolio), ING Solution Moderately Conservative Portfolio (formerly, ING Solution Moderate Portfolio), ING Solution 2015 Portfolio, ING Solution 2020 Portfolio, ING Solution 2025 Portfolio, ING Solution 2030 Portfolio, ING Solution 2035 Portfolio, ING Solution 2040 Portfolio, ING Solution 2045 Portfolio, ING Solution 2050 Portfolio, and ING Solution 2055 Portfolio, each a series of ING Partners, Inc., and to the use of our report dated February 20, 2013, incorporated herein by reference, for ING Fidelity® VIP Contrafund® Portfolio, ING Fidelity® VIP Equity-Income Portfolio, and ING Fidelity® VIP Mid Cap Portfolio, each a series of ING Partners, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

Additionally, we consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information for ING Solution Aggressive Portfolio, a series of ING Partners, Inc.

Boston, Massachusetts
April 29, 2013